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                    [LETTERHEAD OF MORRISON & HECKER L.L.P.]

                                January 20, 1998

Kinder Morgan Energy Partners, L.P.
1301 McKinney Street, Suite 3450
Houston, Texas 77010

Santa Fe Pacific Pipeline Partners, L.P.
1100 Town & Country Road
Orange, California 92868

Re:  Kinder Morgan Energy Partners, L.P.: Form S-4 Registration Statement

Ladies and Gentlemen:

    We have acted as counsel to Kinder Morgan Energy Partners, L.P. a Delaware limited partnership (the "Partnership"), and Kinder Morgan G.P., Inc., a Delaware corporation and the general partner of the Partnership, in connection with the preparation of the Registration Statement on Form S-4 (Registration no.
333-     ) (the "Registration Statement") and the Joint Proxy
Statement/Prospectus filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") on January 20, 1998 (the "Joint Proxy Statement"). The Registration Statement covers a total of 26,615,926 Common Units ("Common Units") representing limited partner interests in the Partnership to be issued and distributed by the Partnership pursuant to that certain Purchase Agreement dated October 18, 1997, between and among the Partnership, Kinder Morgan, G.P., Inc., Santa Fe Pacific Pipeline Partners, L.P. ("Santa Fe"), Santa Fe Pacific Pipelines, Inc., and SFP Pipeline Holdings, Inc. (the "Purchase Agreement"). Capitalized terms used herein without definition have the respective meanings set forth in the Joint Proxy Statement.

    In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the Joint Proxy Statement; (2) the Purchase Agreement; (3) the Partnership's Amended and Restated Agreement of Limited Partnership dated August 6, 1992 and the Partnership's Second Amended and Restated Agreement of Limited Partnership dated January 14, 1998; and (4) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

    In addition, our opinions are based on the facts and circumstances set forth in the Joint Proxy Statement and in certain representations and covenants made by the Partnership and Santa Fe. Our opinion as to certain matters is based, in part, on the opinion of Mayer, Brown & Platt, as set forth in the Joint Proxy Statement. We have not made an independent investigation of such facts, representations and the basis for such opinion of Mayer, Brown & Platt. Our opinion as to the matters set forth herein could change as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

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Kinder Morgan Energy Partners, L.P.
Santa Fe Pacific Pipeline Partners, L.P.
January 20, 1998
Page 2

    Based upon and subject to the foregoing and assuming compliance with all provisions of the documents referenced above, we are of the opinion that for federal income tax purposes (i) the Partnership and its operating partnerships are and will continue to be classified as partnerships and not as associations taxable as corporations; (ii) a pre-transaction Common Unit holder of the Partnership who continues to hold the Partnership's Common Units will not realize gain or loss due to the issuance and distribution of the 26,615,926 Common Units and the contribution of the SF Operating Partnership LP Interest to the Partnership in exchange for such Common Units; and (iii) each person who acquires beneficial ownership of the Partnership's Common Units pursuant to the Purchase Agreement and has executed and delivered a letter of transmittal, and either has been admitted or is pending admission to the Partnership as an additional limited partner or who has acquired beneficial ownership and whose Common Units are held by a nominee, will be treated as a partner of the Partnership for federal income tax purposes.

    Further, we are of the opinion that the discussion of federal income tax consequences set forth in the Joint Proxy Statement under the headings "Summary--Certain Federal Income tax Considerations", "Risk Factors--Tax Risks" and "Material Federal Income Tax Considerations" are accurate in all material respects as to matters of law and legal conclusions.

    This opinion may be relied upon by you, the pre-Transaction holders of Common Units of Santa Fe and the Partnership and Mayer, Brown & Platt. We hereby consent to the filing of this opinion as an Exhibit to the Joint Proxy Statement and to all references to this firm under the heading "Summary-- Certain Federal Income Tax Considerations", "Risk Factors--Tax Risks" and "Material Federal Income Tax Considerations" in the Joint Proxy Statement forming part of the Registration Statement.

                                          Very truly yours,
                                          /s/ MORRISON & HECKER L.L.P.
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                                          MORRISON & HECKER L.L.P.